As filed with the U.S. Securities and Exchange Commission on October 1, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PagerDuty, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	27-2793871
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
600 Townsend St., Suite 200
San Francisco, California 94103
(844) 800-3889
(Address of principal executive offices) (Zip code)

Rundeck, Inc. 2017 Stock Option and Grant Plan, as amended
(Full titles of the plans)

Jennifer G. Tejada
Chief Executive Officer
PagerDuty, Inc.
600 Townsend St., Suite 200
San Francisco, California 94103
(844) 800-3889
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:

David J. Segre Jon C. Avina Calise Y. Cheng David R. Ambler Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Stacey A. Giamalis PagerDuty, Inc. 600 Townsend St., Suite 200 San Francisco, California 94103 (844) 800-3889
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.000005 per share, reserved for issuance pursuant to the Rundeck, Inc. 2017 Stock Option and Grant Plan, as amended (2)	153,882 (2)	$2.26 (3)	$347,774 (3)	$38 (3)
Total	153,882		$347,774	$38

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of PagerDuty, Inc. (“PagerDuty”) that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of PagerDuty’s common stock.

(2)	Pursuant to an Agreement and Plan of Reorganization by and among PagerDuty, Reef Merger Sub I, Inc., Reef Merger Sub II, LLC, Rundeck, Inc., and Shareholder Representative Services LLC, as the Securityholder Representative, dated as of September 20, 2020, PagerDuty assumed, on October 1, 2020, the outstanding unvested options to purchase shares of common stock of Rundeck, Inc. pursuant to the Rundeck, Inc. 2017 Stock Option and Grant Plan, as amended (the “Rundeck Plan”), and such options became exercisable to purchase shares of PagerDuty’s common stock, subject to appropriate adjustments to the number of shares and the exercise price of each such option.

(3)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options under the Rundeck Plan and assumed by PagerDuty.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
PagerDuty, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
•our Annual Report on Form 10-K for the year ended January 31, 2020, filed with the SEC on March 19, 2020;
•our Quarterly Reports on Form 10-Q for the quarter ended April 30, 2020, filed with the SEC on June 5, 2020, and for the quarter ended July 31, 2020, filed with the SEC on September 3, 2020;
•our Current Reports on Form 8-K filed with the SEC on June 22, 2020, June 25, 2020, September 21, 2020 and October 1, 2020;
•The portions of our Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2020 Annual Meeting of Stockholders, filed with the SEC on May 4, 2020, including the supplement thereto, filed with the SEC on May 4, 2020, that are incorporated by reference in the Form 10-K; and
•The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 2, 2019, including any amendments thereto or reports filed for the purposes of updating this description.
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law.
We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of PagerDuty, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of PagerDuty.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his or her capacity as such.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

	Description	Schedule Form	Incorporated by Reference
Exhibit Number			File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of PagerDuty, Inc.	8-K	001-38856	3.1	April 15, 2019
4.2	Amended and Restated Bylaws of PagerDuty, Inc.	8-K	001-38856	3.2	April 15, 2019
5.1*	Opinion of Cooley LLP
10.1	PagerDuty, Inc. 2019 Equity Incentive Plan and forms of agreements thereunder	S-1	333-230323	10.3	March 21, 2019
23.1*	Consent of Cooley LLP (included in Exhibit 5.1)
23.2*	Consent of independent registered public accounting firm
24.1*	Power of Attorney (included on the signature page of this Form S-8)
99.1*	Rundeck, Inc. 2017 Stock Option and Grant Plan, as amended
* Filed herewith
Item 9. Undertakings.
1. The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 1st day of October, 2020.

PAGERDUTY, INC.

By:	/s/ Jennifer G. Tejada
Jennifer G. Tejada Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer G. Tejada, Owen Howard Wilson and Stacey A. Giamalis, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer G. Tejada Jennifer G. Tejada	Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2020

/s/ Owen Howard Wilson Owen Howard Wilson	Chief Financial Officer (Principal Financial Officer)	October 1, 2020

/s/ Karen Walker Karen Walker	Senior Vice President, Finance (Principal Accounting Officer)	October 1, 2020

/s/ Sameer Dholakia	Director	October 1, 2020
Sameer Dholakia

/s/ Elena Gomez Elena Gomez	Director	October 1, 2020

/s/ Rathi Murthy Rathi Murthy	Director	October 1, 2020

/s/ Zachary Nelson Zachary Nelson	Director	October 1, 2020

/s/ Alex Solomon Alex Solomon	Director	October 1, 2020